EXHIBIT 99



           RECKSON ASSOCIATES REALTY CORP. ANNOUNCES THE FILING OF
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             A REGISTRATION STATEMENT FOR DISTRIBUTION OF COMMON
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                  SHARES OF RECKSON SERVICES INDUSTRIES INC.
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(MELVILLE,  NEW YORK,  JANUARY 22,  1998)    Reckson Associates  Realty Corp.
(NYSE: RA) has announced on January 16, 1998, that Reckson Services Industries Inc. ("RSI"), a subsidiary of Reckson Operating Partnership, L.P., filed a registration statement on Form S-1 to register shares of common stock which are to be distributed in connection with its upcoming spin-off.

Reckson Associates Realty Corp. is a self-administered and self-managed real estate investment trust (REIT) specializing in the acquisition, leasing, financing, management, and development of office and industrial properties.

Reckson is one of the largest publicly-traded owners and managers of Class A suburban office and industrial properties in the New York "Tri-State" area, with 189 properties comprised of approximately 19.6 million square feet controlled and owned, either directly or indirectly, or under contract.